Registration No. 333-_____             as filed with the Securities and Exchange
                                               Commission on December ____, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                            WAYPOINT FINANCIAL CORP.
             (Exact name of Registrant as Specified in its Charter)

      PENNSYLVANIA                                        25-1872581
(State of Incorporation)                      (IRS Employer Identification No.)

                             235 NORTH SECOND STREET
                              HARRISBURG, PA 17101
                    (Address of Principal Executive Offices)


             Waypoint Financial Corp. Key Employee/Outside Director
                         Recognition and Retention Plan


                            (Full Title of the Plans)

                                   Copies to:

Charles C. Pearson, Jr.                                 Richard C. Ruben, Esq.
Co-Chairman and Chief Executive Officer                 Legal Department
Waypoint Financial Corp.                                Waypoint Financial Corp.
235 North Second Street                                 235 North Second Street
Harrisburg, PA  17101                                   Harrisburg, PA  17101
(717) 236-4041                                          (717) 909-2253

                                -----------------


       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
      Title of                     Amount                Proposed              Proposed              Amount of
     Securities                     To be                 Maximum               Maximum            Registration
       To be                   Registered (1)          Offering Price          Aggregate               Fee
     Registered                                          Per Share          Offering Price
-----------------------------------------------------------------------------------------------------------------

  Common Stock, par
  Value $.01 per share         794,000 Shares          $14.22    (2)          $11,290,680            $2,823











                        --------------------------------







        This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. [section] 230.462.


--------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Waypoint Financial Corp. Key Employee/Outside Director Recognition and Retention Plan.

(2) Determined by the price of the securities on the effective date of the Plan, being December 14, 2001 pursuant to 17 C.F.R.[section] 230.457(c).

PART I.

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Documents containing the information required by Part 1 of the Registration Statement have been or will be sent or given to participants in the Waypoint Financial Corp. Key Employee/Outside Director Recognition and Retention Plan as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated buy reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission (the "SEC") on April 12, 2001 pursuant to notification under 17 C.F.R. 240.126-25.

        (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

        (c) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 333-4006), originally filed by the Company with the SEC under the Securities Act of 1993 on June 23, 2000, as amended on August 14, 2000 and September 21, 2000.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Mr. Richard C. Ruben, Esquire, whose Opinion as to the legality of the securities being registered is attached as Exhibit 5 is Executive Vice President, Chief Legal Officer and Secretary of Waypoint Financial Corp. and is an expected and intended participant under the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The bylaws of Waypoint Financial Corp. provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

        Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Waypoint Financial Corp.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. LIST OF EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement of Form S-8:

        5 Opinion of Richard C. Ruben, Esquire as to the legality of the Common Stock registered hereby

        10.1 Waypoint Financial Corp. Key Employee/Outside Director Recognition and Retention Plan (incorporated by reference to the Proxy Statement of Waypoint Financial Corp. filed with the SEC on November 13, 2001).

        23.1 Consent of Richard C. Ruben, Esquire (contained in the opinion included as Exhibit 5)

        23.2 Consent of Arthur Andersen LLP


ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX



EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------

     5. Opinion of Richard C. Ruben, Esquire as to the legality of the Common Stock registered hereby

   10.1 Waypoint Financial Corp. Key Employee/Outside Director Recognition and Retention Plan (incorporated by reference to the Proxy Statement of Waypoint Financial Corp. filed with the SEC on November 13, 2001).

   23.1                Consent of Richard C. Ruben, Esquire
                       (contained in the opinion included as Exhibit 5)

   23.2                Consent of Arthur Andersen LLP

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 14th day of December, 2001.

                                WAYPOINT FINANCIAL CORP.



                                By: /s/ Charles C. Pearson, Jr.
                                    ---------------------------
                                    Charles C. Pearson, Jr.
                                    Co-Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



By:     /s/ Charles C. Pearson, Jr.
        ----------------------------------------
        Charles C. Pearson, Jr., Co-Chairman and
        Chief Executive Officer

Date:   December 14, 2001



By:     /s/ James H. Moss
        ----------------------------------------
        James H. Moss, Executive Vice President
        and Chief Financial Officer

Date:   December 14, 2001



By:     /s/ Robert W. Pullo
        ----------------------------------------
        Robert W. Pullo, Co-Chairman

Date:   December 14, 2001




By:     /s/ David E. Zuern
        ----------------------------------------
        David E. Zuern, President,
        Chief Operating Officer and Director

Date:   December 14, 2001



By:     /s/ Ernest P. Davis
        ----------------------------------------
        Ernest P. Davis, Director

Date:   December 14, 2001

By:     /s/ Cynthia A. Dotzel
        ----------------------------------------
        Cynthia A. Dotzel, Director

Date:   December 14, 2001



By:
        ----------------------------------------
        Jimmie C. George, Director

Date:   December ____, 2001



By:
        ----------------------------------------
        Randall A. Gross, Director

Date:   December ____, 2001



By:     /s/ Robert A. Houck
        ----------------------------------------
        Robert A. Houck, Director

Date:   December 14, 2001



By:
        ----------------------------------------
        William E. McClure, Jr., Director

Date:   December ____, 2001



By:
        ----------------------------------------
        Robert E. Poole, Director

Date:   December ____, 2001



By:
        ----------------------------------------
        Byron M. Ream, Director

Date:   December ____, 2001



By:     /s/ Robert L. Simpson
        ----------------------------------------
        Robert L. Simpson, Director

Date:   December 14, 2001


By:     /s/ William A. Siverling
        ----------------------------------------
        William A. Siverling, Director

Date:   December 14, 2001

By:     /s/ Frank R. Sourbeer
        ----------------------------------------
        Frank R. Sourbeer, Director

Date:   December 14, 2001



By:     /s/ Donald B. Springer
        ----------------------------------------
        Donald B. Springer, Director

Date:   December 14, 2001



By:
        ----------------------------------------
        Carolyn E. Steinhauser, Director

Date:   December ____, 2001



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